WAFERGEN BIO-SYSTEMS, INC.

PUT AGREEMENT

THIS PUT AGREEMENT (this “Agreement”) is entered into as of December 14, 2010, by and among WaferGen Bio-systems, Inc., a Nevada corporation (“WaferGen US”), and the Malaysian Technology Development Corporation Sdn Bhd (“MTDC” or “Holder”) of the Series C-1 Redeemable Convertible Preference Shares and the Series C-2 Redeemable Convertible Preference Shares in WaferGen Biosystems (M) Sdn. Bhd. (formerly known as Global Dupleks Sdn. Bhd.), a Malaysian corporation (the “Company”) (“Series C Shares”), pursuant to that certain Share Subscription Agreement dated as of December 14, 2010, among WaferGen US, MTDC and the Company (the “Purchase Agreement”).  Any term not defined herein shall have the meaning ascribed to such term in the Purchase Agreement.

RECITALS

A.           WHEREAS, MTDC has entered into the Purchase Agreement for the purchase of and subscription for certain Series C Shares of the Company.

B.           WHEREAS, in order to induce MTDC to enter into the Purchase Agreement, WaferGen US has agreed to grant to MTDC an option to put (the “Put Right”) to WaferGen US the Series C Shares held by MTDC, whereby the Series C Shares held by MTDC will be exchanged for shares of Common Stock of WaferGen US on the terms set forth below.

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the parties mutually agree as follows:

AGREEMENT

SECTION  1
PUT RIGHT

1.1          Put Right.

(a)           Upon the earlier of (i) receipt by WaferGen US of a written request from the Holder of Holder’s desire to exercise the Holder’s Put Right (a “Holder’s Put Notice”) or (ii) the one year anniversary of the date of this Agreement (the “Anniversary”), then all, but not less than all, of the Holder’s Series C Shares shall be exchanged as described in Section 1.2 below (the “Exchange”).  The effective date of the Exchange (the “Exchange Date”) shall be the date on which WaferGen US receives the Holder’s Put Notice or the date of the Anniversary, which is earlier.

(b)           After the earlier of (i) delivery of such Holder’s Put Notice or (ii) the Anniversary, the Holder shall deliver all of such Holder’s share certificates and duly executed share transfer forms with respect to such Series C Shares to the Secretary of WaferGen US (or to his/her order) as promptly as practicable (but in no event more than 30 days after the date thereof) and take any other actions reasonably required to effectuate the transfer of all such Holder’s Series C Shares to WaferGen US. WaferGen US may nominate its nominee(s) to accept the transfer of the Series C Shares.

1.2          The Exchange; No Fractional Shares.

(a)           Upon the occurrence of an Exchange, each one (1) of the Holder’s Series C Shares subject to such Holder’s Put Notice shall be converted into the right to receive one (1) new share of Common Stock of WaferGen US (the “Exchange Security”) (as adjusted for stock splits, recapitalization, combinations and similar transactions) effective as of the Exchange Date.

(b)           All Exchange Securities shall be aggregated and issued to the Holder, except that no fractional shares of Exchange Securities shall be issued upon the occurrence of an Exchange.  If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, WaferGen US shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the per share fair market value of the Exchange Securities (as determined in good faith by the Board of Directors of WaferGen US).

(c)           Subject to the delivery by the Holder of its share certificates and other documents to WaferGen US as required hereby, upon the occurrence of the Exchange, WaferGen US shall as soon as practicable (but in no event more than 30 days after the Exchange Date) issue to the Holder share certificates representing the Exchange Securities.  Notwithstanding the foregoing, (i) the issuance of the Exchange Securities shall be deemed effective as of Exchange Date, and (ii) upon the occurrence of the Exchange as a result of the Anniversary, the Exchange shall be deemed to have automatically occurred on the Exchange Date, regardless of any other actions taken by the Holder and regardless of whether the Holder has delivered share certificates representing the Series C Shares to WaferGen US; provided that WaferGen US shall have no obligation to deliver certificates representing the Exchange Securities to the Holder in the event the Holder fails to deliver the share certificates representing the Series C Shares to WaferGen US.

1.3          Rights After Exchange.  From and after the applicable Exchange, all rights of the Holder with respect to the exchanged Holder’s Series C Shares shall cease with respect to such shares (except the right to receive the Exchange Securities, and any cash payment for fractional shares, without interest upon surrender of their certificate or certificates), and such shares shall be owned legally and beneficially by WaferGen US for all purposes and will be transferred to WaferGen US on the books and records of the Company.

1.4          Rights After Conversion.  If at any time any or all of Holder’s Series C Shares are converted into Ordinary Shares of the Company for any reason, the Holder’s Put Right pursuant to this Agreement with respect to all of the Holder’s Series C Shares shall terminate and expire in its entirety upon such conversion, and the Holder shall have not have any Put Right with respect to any Ordinary Shares held by the Holder.

SECTION  2
MISCELLANEOUS

2.1          Governing Law.  This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California in the United States of America, without giving effect to the choice of law provisions thereof.

2.2          Arbitration.  The parties agree that any and all disputes, claims or controversies arising out of or relating to this Agreement that are not resolved by their mutual agreement shall be submitted to final and binding arbitration in New York, New York before JAMS, or its successor, pursuant to the United States Arbitration Act, 9 U.S.C. Sec. 1 et seq.  Any party may commence the arbitration process called for in this Agreement by filing a written demand for arbitration with JAMS, with a copy to the other party.  The arbitration will be conducted in accordance with the provisions of JAMS’ Streamlined Arbitration Rules and Procedures in effect at the time of filing of the demand for arbitration.  The parties will cooperate with JAMS and with one another in selecting an arbitrator from JAMS’ panel of neutrals, and in scheduling the arbitration proceedings.  The parties covenant that they will participate in the arbitration in good faith, and that they will share equally in its costs.  The provisions of this Section 2.2 may be enforced by any court of competent jurisdiction, and the party seeking enforcement shall be entitled to an award of all costs, fees and expenses, including attorneys fees, to be paid by the party against whom enforcement is ordered.

2.3          Assignment of Put Right.  The Put Right granted in this Agreement may only be assigned by the Holder in connection with a permitted transfer of Series C Shares by the Holder in accordance with Clause 18 of the Purchase Agreement.

2.4          Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including permitted transferees of any Series C Shares).  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

2.5          Severability.  In case any provision of this Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

2.6          Amendment and Waiver.  Except as otherwise expressly provided, the obligations of WaferGen US and the rights of MTDC under this Agreement may be amended, modified or waived only with the written consent of WaferGen US and MTDC (excluding for purposes of this calculation any Series C Shares held by WaferGen US or its nominee(s)).

2.7          Delays or Omissions.  It is agreed that no delay or omission to exercise any right, power, or remedy accruing to the Holder, upon any breach, default or noncompliance of WaferGen US under this Agreement, shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring.  It is further agreed that any waiver, permit, consent, or approval of any kind or character on the Holder’s part of any breach, default or noncompliance under the Agreement or any waiver on the Holder’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement, by law, or otherwise afforded to the Holder, shall be cumulative and not alternative.

2.8          Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a United States recognized overnight courier, specifying next-day delivery, with written verification of receipt.  All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or at the current address of the Holder on the books and records of the Company or at such other address as such party may designate by ten (10) days’ advance written notice to the other parties hereto.  All notices sent to the Company or WaferGen US shall also be sent to:  Morrison & Foerster LLP, 425 Market Street, San Francisco, CA 94105, Attention:  John M. Rafferty (Telecopier:  (415) 268-7305).

2.9          Attorneys’ Fees.  In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

2.10        Titles and Subtitles.  The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

2.11       Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

2.12       Certain Restrictions and Representations.  The Holder understands that any shares of Common Stock of WaferGen US to be received in an Exchange may be characterized as “restricted securities” under the federal securities laws inasmuch as they would be acquired from WaferGen US in a transaction not involving a public offering and that under such laws and applicable regulations, such securities may be resold without registration under the Securities Act of 1933, as amended (the “Act”), only in certain limited circumstances.  In this regard, the Holder represents that it is familiar with Rule 144 under the Act, as presently in effect, and understands the resale limitations imposed thereby and by the Act.  The Holder further represents that the Series C Shares, along with any Exchange Securities, are being acquired for investment for the Holder’s own account not as a nominee or agent, and not with a view to the resale or distribution of any part thereof.  The acquisition by the Holder of the Series C Shares, along with any Exchange Securities, shall constitute confirmation of the representation by Holder that the Holder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Series C Shares or the Exchange Securities.  The Holder also represents that it is an “accredited investor” within the meaning of Securities and Exchange Commission Rule 501 of Regulation D, as presently in effect.

2.13       Transfer Taxes.  All excise, transfer, stamp, documentary, filing, recordation and other similar taxes which may be imposed or assessed as the result of any Exchange, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties, shall be borne equally by WaferGen US and the Holder consummating such Exchange.

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In Witness Whereof, the parties hereto have executed this Put Agreement as of the date set forth in the first paragraph hereof.

WAFERGEN US:

WAFERGEN BIO-SYSTEMS, INC.

By:
Alnoor Shivji
Chairman, President & Chief Executive Officer

Address:
WaferGen Bio-systems, Inc.
7400 Paseo Padre Parkway
Fremont, CA 94555
Facsimile: _____________

Signature Page to Put Agreement

WAFERGEN MALAYSIAN INVESTOR:

Malaysian Technology Development Corporation Sdn. Bhd.

By:
Name:
Title:

Address:

Facsimile: _________________

Signature Page to Put Agreement